As filed with the Securities and Exchange Commission on April 14, 2020

Registration Statement File No. 333-227519

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-227519)

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	80-0656612
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1001 Fannin Street, Suite 750

Houston, Texas 77002

(713) 651-1144

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael E. Mercer

President and Chief Executive Officer

1001 Fannin Street, Suite 750

Houston, Texas 77002

(713) 651-1144

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

Matthew R. Pacey, P.C.

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

(713) 836-3600

_______________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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DEREGISTRATION OF SECURITIES

Harvest Oil & Gas Corp., a Delaware corporation (“Harvest” or the “Registrant”) is filing this Post-Effective Amendment to deregister all unsold securities originally registered by the Company on Registration Statement on Form S-1 (File No. 333-227519) (the “Registration Statement”) filed with the Securities and Exchange Commission on September 25, 2018, registering 6,223,507 shares of common stock, par value $0.01 per share.

The Board of Directors of the Registrant may determine to file a Form 15 suspending its obligation to file reports with the Securities and Exchange Commission under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended. In connection with the potential suspension, the Registrant is terminating all offerings of the Company’s common stock pursuant to existing registration statements, including the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement, the Company hereby removes from registration, by means of this Post-Effective Amendment to the Registration Statement, all shares of the Company’s common stock registered under the Registration Statement that remained unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 14, 2020.

HARVEST OIL & GAS CORP.

By:	/s/ Michael Mercer
Name:	Michael Mercer
Title:	President and Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.

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